Exhibit 99

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1901 Chouteau Avenue : St. Louis, MO 63103 : Ameren.com

Contacts

Media	Analysts		Investors

Joe Muehlenkamp 314.554.4135 jmuehlenkamp@ameren.com	Doug Fischer 314.554.4859 dfischer@ameren.com	Matt Thayer 314.554.3151 mthayer@ameren.com	Investor Services 800.255.2237 invest@ameren.com

For Immediate Release

Ameren Corporation Completes Divestiture

of Ameren Energy Resources Company

Exiting Merchant Generation Better Positions Company to

Deliver Greater Value for Customers and Investors

ST. LOUIS (Dec. 2, 2013) — Ameren Corporation (NYSE: AEE) today announced it has completed the divestiture of its merchant generation business, formerly known as Ameren Energy Resources Company, LLC (AER), to an affiliate of Dynegy Inc. (NYSE: DYN). AER consisted primarily of Ameren Energy Generating Company (Genco), including Genco’s 80 percent ownership interest in Electric Energy, Inc.; AmerenEnergy Resources Generating Company; and Ameren Energy Marketing Company.

The divestiture enables Ameren to focus on its strategic objectives to strengthen and grow its rate-regulated electric, natural gas and transmission operations and to allocate its growth capital to higher expected return opportunities. The transaction is also expected to improve the predictability of the company’s earnings and cash flows.

“The completion of this transaction is an important achievement for Ameren’s shareholders and our customers,” said Thomas R. Voss, chairman, president and CEO of Ameren Corporation. “By exiting merchant generation, Ameren Corporation is better positioned to deliver greater value as we execute our plans to deploy capital to strengthen our regulated transmission, distribution and generation assets. These planned investments will help sustain reliable service for our customers, increase access to renewable energy and drive enhanced shareholder value. The transaction also positions AER to participate in the benefits of being part of Dynegy’s larger merchant organization.”

In addition, in October Ameren entered into an agreement to sell three merchant gas-fired energy centers, which were not part of the Dynegy transaction, to a special purpose entity affiliated with and formed by Rockland Capital. This transaction includes a 478-megawatt combined cycle facility in Grand Tower, Ill.; a 460-megawatt simple cycle facility in Elgin, Ill.; and a 228-megawatt simple cycle facility in

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Gibson City, Ill. With this sale, expected to be finalized by year-end, Ameren will complete its exit from the merchant generation business.

About Ameren

St. Louis-based Ameren Corporation serves 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through our Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas delivery as well as local electric transmission service. Ameren Missouri provides vertically integrated electric service, with generating capacity of 10,300 megawatts, and natural gas delivery service. Ameren Transmission of Illinois develops regional electric transmission projects. For more information, visit Ameren.com.

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Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in the Form 10-K, and in the Form 10-Q for the quarterly period ended March 31, 2013, and elsewhere in this release and in our other filings with the SEC, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	completion of the sale of the Elgin, Gibson City, and Grand Tower gas-fired energy centers;

•	Ameren’s exit from the Merchant Generation business, which could result in additional impairments of long-lived assets, disposal-related losses, contingencies, reduction of existing deferred tax assets, or could have other adverse impacts on the financial condition, results of operations and liquidity of Ameren;

•	regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of Ameren Illinois’ natural gas delivery service rate case filed in 2013; the court appeals of Ameren Illinois’ electric rate order issued in 2012; Ameren Missouri’s request with the MoPSC for an accounting authority order relating to the deferral of certain fixed costs; Ameren Illinois’ request for rehearing of FERC’s July 2012 and June 2013 orders regarding the alleged inclusion of acquisition premiums in Ameren Illinois transmission rates; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms;

•	the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the IEIMA, including the direct relationship between Ameren Illinois’ return on common equity and the 30-year United States Treasury bond yields, the related financial commitments required by the IEIMA, and the resulting uncertain impact on the financial condition, results of operations and liquidity of Ameren Illinois;

•	the effects of Ameren Illinois’ expected participation, beginning in 2014, in the regulatory framework provided by the state of Illinois’ recently enacted Natural Gas Consumer, Safety and Reliability Act, which allows for the use of a rider to recover costs of certain infrastructure investments made between rate cases;

•	the effects of, or changes to, the Illinois power procurement process;

•	the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies, such as changes that result in our being unable to claim all or a portion of the cash tax benefits that are expected to result from the divestiture of AER;

•	the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

•	the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

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•	disruptions of the capital markets, deterioration in credit metrics of the Ameren Companies, or other events that make the Ameren Companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impacts of droughts, which may cause lower river levels and could limit our energy centers’ ability to generate power;

•	the impact of system outages;

•	generation, transmission, and distribution asset construction, installation, performance, and cost recovery;

•	the effects of our increasing investment in electric transmission projects and uncertainty as to whether we will achieve our expected investment and returns in a timely fashion, if at all;

•	the extent to which Ameren Missouri prevails in its claims against insurers in connection with its Taum Sauk pumped-storage hydroelectric energy center incident;

•	the extent to which Ameren Missouri is permitted by its regulators to recover in rates the investments it made in connection with additional nuclear generation at its Callaway energy center;

•	operation of Ameren Missouri’s Callaway energy center, including planned, unplanned and refueling outages, and future decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, including the divestiture of the merchant generation business, and any related tax implications;

•	the impact of current environmental regulations on utilities and power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions and discharges, cooling water intake structures, CCR, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs, result in an impairment of our assets, result in sales of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy energy sales made by Ameren Missouri;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.